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                                                                   Exhibit 23(B)



                         INDEPENDENT AUDITORS' CONSENT


          We consent to incorporation by reference in this Registration Statement on Form S-3 of Duke Energy Corporation of our report dated January 16, 1997, on the consolidated balance sheet of PanEnergy Corp as of December 31, 1996 and the related consolidated statements of income, common stockholders' equity and cash flows for the year ended December 31, 1996 appearing in the annual report on Form 10-K of PanEnergy Corp for the year ended December 31, 1996, and to the reference to our firm under the heading "Experts" in the Prospectus.



/s/ KPMG LLP
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KPMG LLP


Houston, Texas
June 25, 1999